                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               VIVRA INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               VIVRA INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 27, 1996

TO THE STOCKHOLDERS:

     The annual meeting of the stockholders of VIVRA Incorporated, a Delaware corporation, will be held on Thursday, May 2, 1996, at 4:00 p.m. Pacific Daylight Time, at the Hyatt Lake Tahoe, Incline Village, California, for the following purposes:

     1. To elect three directors for three-year terms;

     2. To approve the amendment to the Company's Revised 1989 Stock Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on Thursday, March 21, 1996 will be entitled to vote at the meeting.

     If you plan to attend the meeting, the Hyatt Lake Tahoe at Incline Village is located on the North end of Lake Tahoe on the California/Nevada border. Take U.S. Interstate 80 to the Highway 267/Central Truckee exit, take Highway 267 South to Highway 28 and take Highway 28 East to Country Club Drive. The hotel is on Country Club Drive on the right side.

     If you do not expect to attend the meeting in person, please date and sign the enclosed proxy and return it promptly by mail in the envelope provided.

                                          By Order of the Board of Directors

                                         LEANNE M. ZUMWALT
                                              Secretary

                               VIVRA INCORPORATED

                                MAILING ADDRESS:
                            400 PRIMROSE, SUITE 200
                              BURLINGAME, CA 94010

                                PROXY STATEMENT

TO THE STOCKHOLDERS:

     The proxy accompanying this statement is solicited on behalf of the Board of Directors of VIVRA Incorporated (the "Company") for use at the annual meeting of its stockholders to be held on Thursday, May 2, 1996, and at any adjournment or postponement thereof. The proxy will be used for the purposes described in the foregoing notice of meeting. This Proxy Statement and the accompanying proxy will initially be mailed to stockholders on or about March 27, 1996.

     The proxy may be revoked at any time prior to its use by delivering to the Company at the above address a written notice of revocation or a later dated properly executed proxy, or by voting in person at the meeting. If not so revoked, the proxy, when executed and returned to the Company, will be voted in accordance with the instructions thereon specified by the stockholder and, if no specification is made, for the director nominees listed in this Proxy Statement and for the amendment to the Company's Revised 1989 Stock Incentive Plan.

     Stockholders of record at the close of business on March 21, 1996 will be entitled to vote at the meeting. The Company has outstanding only one class of stock entitled to vote at the meeting, its Common Stock, $.01 par value of which 37,377,671 shares were outstanding at the close of business on March 20, 1996. Each stockholder is entitled to one vote for each share held, and there is no right to cumulate votes in the election of directors.

     Directors are elected by a plurality of the votes. Therefore, the nominees, up to the number of directors to be elected, receiving the highest number of votes will be elected. Approval of the amendment to the Company's Revised 1989 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum is present. Abstentions are counted in determining the presence or absence of a quorum for the meeting and have the effect of a negative vote. Broker non-votes are not entitled to a vote, and thus are not considered in determining whether a proposal was approved.

                             ELECTION OF DIRECTORS

     John M. Nehra, Alan R. Hoops and David L. Lowe, each of whom is presently a member of the Board of Directors, will be nominees for election to hold office until the annual meeting in 1999, and until their successors are elected. If the enclosed proxy is duly executed and received in time for the meeting and, if no direction to withhold the vote is made, shares represented by it will be voted for these three persons. If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, but management has no knowledge that any nominee will refuse or be unable to serve.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The following information is furnished with respect to each nominee and the directors:

                                                                                DIRECTOR
                                                OCCUPATION AND                CONTINUOUSLY    TERM
          NAME             AGE                BUSINESS EXPERIENCE                SINCE       EXPIRES
-------------------------  ---     -----------------------------------------  ------------   -------
Alan R. Hoops              47      Chief Executive Officer and Director of        1995         1996
                                   PacifiCare Health Systems, which is not
                                   affiliated with the Company, since 1993;
                                   1991-1993, Chief Operating Officer of
                                   PacifiCare Health Systems.
David L. Lowe              36      Chairman and Chief Executive Officer of        1995         1996
                                   ADAC Laboratories, Inc., a medical
                                   imaging and healthcare information
                                   company, which is not affiliated with the
                                   Company, since 1994; 1992-1994, Chief
                                   Executive Officer of ADAC Laboratories,
                                   Inc. and 1988-1994 President of ADAC
                                   Laboratories, Inc.
John M. Nehra              47      Managing General Partner of Catalyst           1989         1996
                                   Ventures L.P., a venture capital
                                   partnership since 1989; 1983-1989,
                                   Managing Director of Alex. Brown & Sons,
                                   Inc., investment bankers, responsible for
                                   its Capital Markets Group, including
                                   health care corporate finance, neither of
                                   which entities are affiliated with the
                                   Company.
David G. Connor, M.D.      55      Physician in private practice in Daly          1989         1997
                                   City, California, since 1973,
                                   specializing in nephrology and internal
                                   medicine; Medical Director of the
                                   Company's dialysis center in Daly City,
                                   California, since 1977; 1986-1988,
                                   President of the Medical Staff of Seton
                                   Medical Center, a general hospital in
                                   Daly City, California, not affiliated
                                   with the Company.
Richard B. Fontaine        52      Independent health care consultant since       1992         1997
                                   1992; 1988-1992, Senior Vice President of
                                   CR&R Incorporated, a waste management
                                   company; 1984-1988, Vice President,
                                   Business Development of Caremark, Inc., a
                                   health care company, neither of which
                                   corporations are affiliated with the
                                   Company.
Stephen G. Pagliuca        40      Managing General Partner of Information        1992         1998
                                   Partners, a venture capital firm since
                                   1989; 1986-1989, Vice President of Bain &
                                   Company, a management consulting company,
                                   neither of which entities are affiliated
                                   with the Company.

                                                                                DIRECTOR
                                                OCCUPATION AND                CONTINUOUSLY    TERM
          NAME             AGE                BUSINESS EXPERIENCE                SINCE       EXPIRES
-------------------------  ---     -----------------------------------------  ------------   -------
Kent J. Thiry              40      President and Chief Executive Officer of       1991         1998
                                   the Company since September 1992;
                                   April-August 1992, President and Co-Chief
                                   Executive Officer; September 1991-March
                                   1992, President and Chief Operating
                                   Officer; 1983-1991, Consultant, then Vice
                                   President, Director of U.S. Health Care
                                   Consulting, Bain & Company, Inc., San
                                   Francisco, California. Mr. Thiry is also
                                   a director of Summit Medical Services,
                                   Inc., a medical information services
                                   company, of which the Company owns
                                   approximately 7.8% of the common stock.
LeAnne M. Zumwalt          37      Executive Vice President of the Company        1994         1998
                                   since August 1995 and Treasurer and
                                   Secretary since March 1995, November
                                   1993-1995, Vice President, Finance,
                                   joined the Company in 1991; prior thereto
                                   Audit Senior Manager with Ernst & Young.

BOARD COMMITTEES

     During fiscal 1995, the Board of Directors met ten times. All directors attended at least 75% of their scheduled Board meetings and meetings held by Committees of which they were members. Directors meet their responsibilities not only by attending Board and Committee meetings, but also through communication with the Chief Executive Officer and other members of management on matters affecting the Company.

     The Company has four committees of the Board: Audit, Compensation, Governance and Clinical Quality. The Governance Committee acts as the Company's nominating committee.

     The Audit Committee currently consists of Stephen G. Pagliuca, Chair, John
M. Nehra and David G. Connor, M.D. It met once in fiscal 1995. The Committee recommends the appointment of the Company's independent accountants; reviews the scope and results of the audit plans of the independent accountants; oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems; confers independently with the independent accountants; and determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

     The Compensation Committee currently consists of Richard B. Fontaine, Chair, David L. Lowe and Stephen G. Pagliuca. It met four times in fiscal 1995. The Committee reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer; reviews salaries and incentive compensation for all corporate officers and senior executives; reviews incentive compensation to be allocated to employees; and administers and authorizes awards under the 1989 Stock Incentive Plan. The Chair of the Compensation Committee also conducts annual reviews of the Company's executive officers, including collecting feedback from subordinates of the executives.

     The Governance Committee currently consists of John M. Nehra, Chair, and Richard B. Fontaine. It met once in fiscal 1995. Its purpose is to create policies for and make recommendations to the Board regarding the organization and structure of the Board; the role and effectiveness of the Board and each Committee in the Company's corporate governance process; and the qualifications of and candidates for directorships.

     The Clinical Quality Committee currently consists of David L. Lowe, Chair and David G. Connor, M.D. In fiscal 1995 the Clinical Quality Committee held numerous meetings with physicians and others concerning the Company's Clinical Quality Initiative. Its purpose is to monitor quality of care issues, oversee progress in the improvement of clinical care and review and measure outcomes of care in comparison to medical guidelines and industry standards.

REMUNERATION OF DIRECTORS

     Those directors who are not employed by the Company receive a fee of $1,500 for each Board meeting attended, plus travel expenses, if any. Nonemployee directors also receive an annual automatic grant of an option to purchase 5,062 shares of Common Stock, and a related limited stock appreciation right ("LSAR") under the Company's Revised 1989 Stock Incentive Plan. During 1995, nonemployee directors received fees payable in grants of stock, options or cash ranging from $500 to $2,500 per additional committee meeting and for other Board related duties. Officers of the Company who serve as directors receive no fee, but are reimbursed for expenses incurred in attending meetings.

     For fiscal 1996, the Board has approved, subject to stockholder approval of the amendments to the Company's Revised 1989 Stock Incentive Plan, an increase in fees for directors serving on committees. The new fees are (i) an annual retainer of $40,000, with $20,000 in Restricted Stock and $20,000 in cash, for the Chair of the Compensation Committee, with cash fees of $2,000 and $1,500 for each meeting attended in person by the chair and committee members, respectively; (ii) an annual retainer of $20,000 of Restricted Stock for the Chair of the Audit Committee, with cash fees of $2,000 and $1,000 for each meeting attended in person by the chair and committee members, respectively;
(iii) an annual retainer of $20,000 of Restricted Stock for the Chair of the Governance Committee, with meeting fees of $2,000 and $1,000 for each meeting attended in person by the Chair and committee members, respectively; and (iv) an annual retainer of $10,000 of Restricted Stock for the Chair of the Clinical Quality Committee, with fees of $2,000 and $1,000 for each meeting attended in person by the Chair and committee members, respectively. Additionally, each Chair and committee member will receive $500 cash for each meeting attended telephonically, except that the Chair of the Governance Committee will receive $1,500 cash for each meeting attended telephonically.

     In fiscal 1995, Richard B. Fontaine provided consulting services to Vivra Health Advantage, Inc., a subsidiary of the Company. Mr. Fontaine received approximately $99,000 during a five-month period for such consulting services. Mr. Fontaine was also paid $21,000 in connection with the numerous meetings held by him as chairman of the Clinical Quality Committee regarding the establishment of the Company's Clinical Quality Initiative. Additionally, John M. Nehra provided consulting services to Vivra Specialty Partners, Inc., receiving approximately $10,000 for periodic service over several months and options to purchase 60,000 shares of Vivra Heart Services, Inc., a subsidiary of the Company ("VHS"), at $.50 per share and options to purchase 50,000 shares of VHS at $1.00 per share.

                              BENEFICIAL OWNERSHIP

     The following tables show beneficial ownership as of February 29, 1996 and as of December 31, 1995, respectively of the Company's Common Stock, $.01 par value, by the directors, executive officers and greater than 5% stockholders:

BENEFICIAL OWNERSHIP OF MANAGEMENT

                                                                    SHARES OWNED         PERCENT
                     NAME OF BENEFICIAL OWNER                       BENEFICIALLY       OF CLASS(1)
------------------------------------------------------------------  ------------       -----------
David G. Connor, M.D..............................................      36,559(2)
Richard B. Fontaine...............................................      31,088(3)
Alan R. Hoops.....................................................       5,062(2)
David L. Lowe.....................................................       5,812(2)
John M. Nehra.....................................................      20,248(2)
Stephen G. Pagliuca...............................................      20,998(2)
Kent J. Thiry.....................................................     484,500(2)          1.3%
LeAnne M. Zumwalt.................................................      37,839(4)
David P. Barry....................................................      63,800(5)
Ernest A. Blackwelder.............................................      21,100(6)
Michael W. Castaldi...............................................          --
Robert A. Prosek..................................................      12,000(2)
All directors and executive officers as a group (16 persons)......     809,956(7)          2.2%

---------------
(1) In all cases except Mr. Thiry and all directors and executive officers as a group, the holdings represent less than 1% of the outstanding shares of Common Stock.

(2) All shares are subject to options which are currently exercisable.

(3) Includes 26,248 shares subject to options which are currently exercisable.

(4) Includes 37,838 shares subject to options which are currently exercisable.

(5) All shares are subject to options which are currently exercisable or will become exercisable within 60 days.

(6) Includes 21,000 shares subject to options which are currently exercisable or will become exercisable within 60 days.

(7) Includes 802,015 shares subject to options which are currently exercisable or will become exercisable within 60 days.

OTHER BENEFICIAL OWNERSHIP

                                                                   SHARES OWNED     PERCENT OF
               NAME AND ADDRESS OF BENEFICIAL OWNER(1)             BENEFICIALLY       CLASS
    -------------------------------------------------------------  ------------     ----------
    RCM Capital Management.......................................    3,221,712(2)       8.8%
    RCM Limited, L.P.
    RCM General Corporation
      Four Embarcadero Center
      San Francisco, CA 94111
    Nicholas Company, Inc. ......................................    2,956,000(3)       8.1%
      700 North Water Street
      Milwaukee, WI 53202
    Putnam Investments, Inc.(4)..................................    2,593,700(5)       7.2%
      One Post Office Square
      Boston, MS 02109

---------------
(1) Information based on a Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission by each named owner.

(2) Sole voting and investment power, 2,536,487 and 3,174,212, respectively; shared investment power, 47,500.

(3) Sole investment power.

(4) Certain Putnam investment managers (together with their parent corporation, Putnam Investments, Inc.), are considered "beneficial owners" in the aggregate of 2,593,700 shares, or 7.2% of shares outstanding of the Company's voting common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients.

(5) Shared voting and investment power, 128,700 and 2,593,700 shares, respectively.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     The following table lists and provides biographical data about the executive officers of the Company.

                                                                PERIOD OF SERVICE AND
          NAME             AGE          TITLE                    BUSINESS EXPERIENCE
-------------------------  ---   --------------------  ----------------------------------------
Kent J. Thiry............  40    President and Chief   Appointed September 1992. April-August
                                 Executive Officer     1992, President and Co-Chief Executive
                                                       Officer; September 1991-March 1992,
                                                       President and Chief Operating Officer;
                                                       1983-1991, Consultant, then Vice
                                                       President, Director of U.S. Health Care
                                                       Consulting, Bain & Company, Inc., San
                                                       Francisco, California.
David P. Barry...........  37    Vice President,       Appointed May 1992. August 1995,
                                 Dialysis Services     President, Vivra Renal Care, Inc.,
                                                       responsible for operations; December
                                                       1993,
                                                       President, Specialty CareAmerica, Inc.,
                                                       responsible for specialty dialysis
                                                       services;
                                                       May 1992-November 1993, President,
                                                       Personal Care Health Services, Inc., a
                                                       former subsidiary of the Company,
                                                       responsible for operations of the home
                                                       health care business; 1984-1992,
                                                       Homedco, an infusion therapy company,
                                                       since 1990 District Manager for
                                                       California.

                                                                PERIOD OF SERVICE AND
          NAME             AGE          TITLE                    BUSINESS EXPERIENCE
-------------------------  ---   --------------------  ----------------------------------------
Ernest A. Blackwelder....  36    Vice President        Appointed November 1994. August 1995,
                                                       appointed President, Vivra Heart
                                                       Services, Inc. August 1994 appointed
                                                       President of Specialty Partners of
                                                       America, Inc., a subsidiary of the
                                                       Company, and separately in charge of
                                                       Surgical Partners of America, Inc.;
                                                       1991-1994, District Manager and
                                                       Assistant to the President of BMC West
                                                       Corporation, a building supply company;
                                                       1988-1991, a consultant with Bain &
                                                       Company, Inc., specializing in the
                                                       health care industry.
Steven C. Bilt...........  30    Vice President,       Appointed Vice President July 1995.
                                 Finance               1993- 1995, Vice President South Coast
                                                       Rehabilitation Services, Inc., a
                                                       provider of rehabilitation services and
                                                       a majority owned subsidiary of the
                                                       Company until July 1995. Prior thereto,
                                                       Audit Manager with Ernst & Young.
Gregory M. Holcomb.......  45    Vice President,       Appointed Vice President, Finance
                                 Finance               November 1993. Prior thereto, Director
                                                       of Finance for the Company.
Jacob Lazarovic, M.D. ...  46    Vice President        Appointed October 1995 and also
                                                       appointed Vice President, Vivra
                                                       Specialty Partners, Inc., a subsidiary
                                                       of the Company; 1988-1995, Regional
                                                       Medical Director, Southern Region, Blue
                                                       Cross/Blue Shield of Florida/Health
                                                       Options.
Robert A. Prosek.........  51    Vice President,       Appointed Vice President December 1994
                                 Asthma and Allergy    and President of Asthma & Allergy
                                 Services              CareAmerica, Inc., a subsidiary of the
                                                       Company. During 1994, President of
                                                       Allergy Care of America, Inc.;
                                                       1991-1993, President of Care Partners, a
                                                       healthcare company; and from 1989-1991,
                                                       President of PSICOR, provider of
                                                       contract clinical services for cardiac
                                                       surgery.
Thomas O. Usilton........  44    Vice President,       Appointed September 1995 and also
                                 Vivra Specialty       appointed Executive Vice President of
                                 Partners              Vivra Specialty Partners, Inc.;
                                                       1990-1994 founder and Chief Executive
                                                       Officer of Premier Allergy, Inc.
Robert A. Vraciu.........  48    Vice President,       Appointed September 1995 and also
                                 Diabetes Management   appointed President of Vivra Health
                                 Services              Advantage, a subsidiary of the Company
                                                       providing diabetes management services.
                                                       Prior thereto, Vice President of
                                                       Strategic Planning of Health Trust Inc.
LeAnne M. Zumwalt........  37    Executive Vice        Appointed Executive Vice President
                                 President, Treasurer  August 1995 and Treasurer and Secretary
                                 and Secretary         March 1995, Vice President, Finance
                                                       November 1993-August 1995; joined the
                                                       Company in 1991. Prior thereto, Audit
                                                       Senior Manager with Ernst & Young.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the cash and certain other compensation paid by the Company to the Chief Executive Officer for his service for fiscal 1995, 1994 and 1993, to each of the four other most highly compensated current executive officers in all executive capacities in which they served during the fiscal years ending November 30, 1995, 1994 and 1993 and to a former executive officer who would have been one of the four other most highly compensated executive officers if such person was an executive officer as of November 30, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                             ANNUAL COMPENSATION     SECURITIES
               NAME                          -------------------     UNDERLYING         ALL OTHER
        PRINCIPAL POSITION           YEAR    SALARY($)   BONUS($)  OPTIONS/SARS(#)   COMPENSATION($)
-----------------------------------  -----   ---------   -------   ---------------   ---------------
Kent J. Thiry......................   1995    250,000    275,000       150,000            24,546(2)
  President and Chief                 1994    225,000    200,000       150,000            17,072(2)
  Executive Officer                   1993    225,000    200,000(1)     225,000               --
LeAnne M. Zumwalt..................   1995    124,200     75,000        84,000             8,956(2)
  Executive Vice                      1994    107,725     60,000        18,000             5,770(2)
  President, Secretary and
  Treasurer
David P. Barry.....................   1995    127,000    225,000       141,000             8,519(2)
  Vice President                      1994    115,000    120,725        10,500             7,893(2)
                                      1993    110,789     85,000        16,875                --
Ernest A. Blackwelder..............   1995    120,000     50,000        45,000                --
  Vice President
Robert A. Prosek...................   1995    176,750         --        30,000                --
  Vice President
Michael W. Castaldi................   1995    180,000         --            --            24,546(2)
  Former Senior Vice                  1994    177,406    160,000            --            24,012(2)
  President                           1993    175,000    150,000       225,000            17,604(2)

---------------
(1) In addition, Mr. Thiry was granted a contingent bonus of $200,000 for fiscal 1993, which will be paid after November 30, 1996, if the Company's earnings per share as of that date are at least $1.25, which represents a 17.5% compound annual growth rate over earnings per share reported for fiscal 1992, and if the Board approves granting such bonus.

(2) Share of Company's contribution to Profit Sharing Plan.

FISCAL 1995 VIVRA OPTION/SAR GRANTS

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                            NUMBER OF      % OF TOTAL                                 ANNUAL RATES OF STOCK
                            SECURITIES    OPTIONS/SARS                               PRICES APPRECIATION FOR
                            UNDERLYING     GRANTED TO      EXERCISE                        OPTION TERM
                           OPTIONS/SARS   EMPLOYEES IN     OR BASE      EXPIRATION   -----------------------
          NAME              GRANTED(#)    FISCAL YEAR    PRICE ($/SH)      DATE        5%($)        10%($)
-------------------------  ------------   ------------   ------------   ----------   ---------     ---------
Kent J. Thiry............     150,000(1)      16.9           23.25        11/09/00     963,532     2,129,154
LeAnne M. Zumwalt........       9,000(2)       1.0           21.92        10/05/00      54,505       120,442
                               75,000(1)       8.4           23.25        11/09/00     481,766     1,064,577
David P. Barry...........      30,000(3)       3.4           21.92        03/30/00     181,683       401,472
                               15,000(4)       1.7           20.00        08/16/00      82,884       183,153
                               21,000(2)       2.4           21.92        10/05/00     127,178       281,030
                               75,000(1)       8.4           23.25        11/09/00     481,766     1,064,577
Ernest A. Blackwelder....      45,000(3)       5.1           21.92        03/30/00     272,524       602,208
Robert A. Prosek.........      30,000(5)       3.4           19.08        11/30/99     158,144       349,455
Michael W. Castaldi......           0            0             N/A             N/A         N/A           N/A

---------------
(1) Vests 25% each year on November 9, 1996 through 1999 and 100% in the event of a change of control.

(2) Vests 20% on October 5, 1995, and 20% each year on October 5, 1996 through 1999 and 100% in the event of a change of control.

(3) Vests 20% on March 30, 1996, and 80% on March 30, 1998 and 100% in the event of a change of control.

(4) Vests 20% on August 16, 1996, and 40% each year on August 16, 1998 through 1999 and 100% in the event of a change of control.

(5) Vests 20% on December 1, 1994, and 20% each year on December 1, 1995 through 1998 and 100% in the event of a change of control.

FISCAL 1995 VIVRA OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executives concerning the exercise of options and/or limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the fiscal year, November 30, 1995:

                                                                          NUMBER OF
                                                                         SECURITIES           VALUE OF
                                                                         UNDERLYING          UNEXERCISED
                                                                         UNEXERCISED        IN-THE-MONEY
                                                                       OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                       FISCAL YEAR-END     FISCAL YEAR-END
                                                                             (#)               ($)(1)
                                         SHARES                         -------------       -------------
                                       ACQUIRED ON        VALUE         EXERCISABLE/        EXERCISABLE/
                NAME                   EXERCISE(#)     REALIZED($)      UNEXERCISABLE       UNEXERCISABLE
-------------------------------------  -----------     -----------     ---------------     ---------------
Kent J. Thiry........................    187,500        2,097,848           484,500/          5,117,895/
                                                                            427,500           2,321,885
LeAnne M. Zumwalt....................     11,812           98,996            37,838/            310,611/
                                                                            108,600             180,601
David P. Barry.......................     54,375          430,036            69,300/            625,262/
                                                                            157,200             242,700
Ernest A. Blackwelder................         --               --            12,000/             81,000/
                                                                             63,000             159,000
Robert A. Prosek.....................         --               --             6,000/             22,000/
                                                                             24,000              88,000
Michael W. Castaldi..................    228,937        2,581,091                --                  --

---------------
(1) The closing price of the Company's Common Stock on the New York Stock Exchange at fiscal year end, November 30, 1995, was $22.75 per share.

SUBSIDIARY OPTIONS

     The Company has granted options to employees and other individuals in various operating subsidiaries. The purpose of such option grants is to motivate individuals directly responsible for the subsidiary's success. Under the subsidiary option programs, options are granted pursuant to a stock option plan adopted by the subsidiary. Each option is reflected by an option agreement which provides for the grant of options at fair market value typically with a term of the earlier of 5 years or a period after death, disability or termination of employment. The subsidiary may also compel the exercise of options under certain circumstances. The options generally vest over a four year term in equal annual installments. Optionholders are also required to be bound by the terms of a Stockholders Agreement. The Stockholders Agreement contains rights of first refusal on transfers by stockholders, a right of repurchase (the "Call Right") in the event the employee is no longer employed by the subsidiary, and a right of the employee to compel the subsidiary to repurchase (a "Put Right") the shares in 1999. The Call Right and the Put Right may be satisfied by the Company by the payment of cash, a promissory note, or, in some cases, an equivalent value of Vivra Common Stock. The Stockholder Agreement also contains various other rights and restrictions, including "piggyback" registration rights to include shares in registration statements filed by the subsidiary under the Securities Act of 1933, as amended.

     In fiscal 1995, Vivra Heart Services, Inc., a subsidiary of the Company, granted options to Messrs. Blackwelder, Barry, Nehra and Prosek, Ms. Zumwalt and Dr. Connor options to purchase 240,000, 10,000, 110,000, 2,500, 15,000 and 2,500 shares, respectively, at exercise prices of $0.50; except in the case of Mr. Vraciu's options and 50,000 of Mr. Nehra's options, which were granted at an exercise price of $1.00.

     In fiscal 1995, Vivra Health Advantage, Inc., a subsidiary of the Company, granted Mr. Vraciu an option to acquire 350,000 shares of its Common Stock at $0.79 per share.

     In fiscal 1995, Vivra Specialty Partners, Inc., a subsidiary of the Company, granted to Messrs. Lazarovic and Barry and Ms. Zumwalt options to acquire 270,000, 60,000 and 70,000 shares, respectively, at an exercise price of $1.65.

     In fiscal 1996, Vivra Asthma & Allergy CareAmerica, Inc., ("VAACA") a subsidiary of the Company, granted Mr. Prosek options to purchase 600,000 shares of its common stock at an exercise price of $0.375 per share. Mr. Prosek will receive an additional 300,000 shares of options to purchase VAACA common stock at an exercise price equal to the fair market value per share on the date of grant upon his relocation to Burlingame, California.

EMPLOYEE LOAN

     In connection with Mr. Blackwelder's relocation from Boulder, Colorado to Burlingame, California in July 1995, the Company loaned Mr. Blackwelder $250,000 to acquire a new residence. The loan bears interest at an annual interest rate of 6.28%. Interest payments are due each year on the last day of the year and all unpaid interest and principal are due on July 18, 2001. The loan is secured by a second deed of trust on Mr. Blackwelder's residence. The Company has agreed to pay Mr. Blackwelder bonuses at least equal to the amount of interest due on the loan each year.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors was established in 1992 and is currently composed of three nonemployee directors. The Committee regularly meets once each year and holds special meetings as required.

  Compensation Objectives

     The Company has two primary objectives in setting executive officer compensation:

     - Attract and retain outstanding leadership

     - Align executive compensation with the yearly and long-term goals of the Company, with emphasis on the payment of performance bonuses.

     The Company's basic financial goal is to increase earnings per share an average of 15% to 20% each year over the long-term.

  Executive Compensation

     Towards the end of each fiscal year, a compensation review is conducted by the Chief Executive Officer for each executive officer. Annual salary and bonus recommendations are then made to and reviewed and voted upon by the Compensation Committee at its regular November meeting.

     Included in the Committee's criteria for approval of recommended salary adjustments, and particularly bonuses, are achievements against annual financial and non-financial targets set at the beginning of the fiscal year for each executive. The financial objectives consist of improvements in Company and subsidiary net operating profit, return on total capital and revenue growth. The non-financial objectives consist of improvements in quality of care, selection and implementation of financial and clinical information systems, development of managed care products and advancement of new business initiatives.

     For fiscal 1995, compensation for executive officers, as listed in the Information Concerning Executive Officers table starting on page 8 included cash bonuses, Vivra stock options and subsidiary stock options in Vivra Specialty Partners and the individual companies in that segment. Compensation was weighted heavily toward these variable components, with the long term objective of shifting to more variable pay for performance. Bonuses ranged from $0 to $225,000 and averaged $63,000, excluding that for the Chief Executive Officer.

  CEO Compensation

     Within the framework of Mr. Thiry's employment contract, the Committee has latitude in setting salary and bonus levels and granting stock options. Philosophically, the Committee is attempting to relate executive compensation to those variables over which the individual executive generally has control. The chief executive officer has the primary responsibility for improving shareholder value for the whole Company. Therefore, the Committee deemed it appropriate to relate a part of Mr. Thiry's compensation specifically to this objective.

     The Company recently entered into a new employment contract with Mr. Thiry which provides for an annual salary of $275,000 and expires on January 31, 2000. The Company may award discretionary bonuses under the contract. In fiscal 1995, Mr. Thiry was employed under a prior contract which provided for a base salary of $225,000 and similar discretionary and contingent bonuses. For fiscal 1995, the Committee awarded Mr. Thiry a cash performance bonus of $275,000, options on 150,000 shares of Common Stock and an increase in annual base salary of $25,000 to $275,000, effective December 1, 1995. In determining Mr. Thiry's base and performance bonus compensation, the Committee considered the compensation of CEOs of comparable healthcare companies, as well as Mr. Thiry's performance against specific performance objectives. The objectives were growth in shareholder value, quality of care improvements, improved strength of the balance sheet, progress on strategic initiatives to position the Company for success in future years in the managed healthcare environment and development of organizational management depth. Based on the performance of the Company in fiscal 1995, including a 12.5% increase in net earnings per share (increase of 16.7% in earnings per share from continuing operations before special charges), a dramatic improvement in Clinical Quality Initiatives, and the launching of Vivra Specialty Partners, Inc., the Committee determined it was appropriate to award to Mr. Thiry bonuses for fiscal 1995, as discussed above.

     For fiscal 1992 and 1993, Mr. Thiry was awarded contingent bonuses of $100,000 and $200,000, respectively, payable after November 30, 1996, if the Company's earnings per share for the fiscal year ending November 30, 1996, are $1.25 or more and subject to Board approval. The $1.25 represents a 17.5% compound annual growth rate over earnings per share for fiscal 1992. If this goal is not met or the Board does not approve the bonus, the contingent bonus will be forfeited.

  Long Term Incentive Compensation

     To be competitive in attracting and retaining qualified executive officers and to provide them with performance incentives in addition to salary and bonuses, the Company adopted the Revised 1989 Stock Incentive Plan. In approving stock option grant recommendations, the Committee considers primarily the impact the executive is expected to have on increasing shareholder value, and recent performance toward specific goals that contribute to that result. Such specific goals differ among executives, but all relate to the speed and effectiveness with which the Company and its subsidiaries are positioned for the increasing influence of managed care in the various markets they serve.

  $1 million Pay Cap

     In 1993, the Internal Revenue Code was amended to add section 162(m), which generally disallows a tax deduction for compensation paid to a company's senior executive officers in excess of $1 million per person in any year. Excluded from the $1 million limitation is compensation which meets pre-established performance criteria or results from the exercise of stock options which meet certain criteria. While the Company generally intends to qualify payment of compensation under section 162(m), the Company reserves the right to pay compensation to its executives from time to time that may not be tax deductible.

  Profit Sharing Plan Compensation

     The Company has a profit sharing plan to which annual discretionary contributions are made on behalf of the participants by the Company as determined by the Board of Directors. Executive officers are eligible to participate in the plan on the same basis as other employees after one year of employment that includes at least 1,000 hours of service. For fiscal 1995, the Company made profit sharing contributions on behalf of many of its employees, including Messrs. Thiry, Barry and Castaldi and Ms. Zumwalt.

                                          THE COMPENSATION COMMITTEE

                                          RICHARD B. FONTAINE
                                          DAVID L. LOWE
                                          STEPHEN G. PAGLIUCA

PERFORMANCE GRAPH

     The following is a comparison of the five-year cumulative total investment return of the Company, the Dow Jones Equity Market Index and the Dow Jones Health Care Providers Industry Index. It assumes $100 invested on December 1, 1990 in the Company's Stock and the above two indices.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        AMONG VIVRA, INCORPORATED, DOW JONES EQUITY MARKET INDEX AND DOW
                        JONES HEALTHCARE PROVIDERS INDEX

                         FISCAL YEAR ENDING NOVEMBER 30

                                                                   DOW JONES
                                                   DOW JONES      HEALTH CARE
      MEASUREMENT PERIOD         VIVRA INCOR-     EQUITY MAR-    PROVI DER IN-
    (FISCAL YEAR COVERED)           PORATED        KET INDEX          DEX
1990                                       100             100             100
1991                                       166             122              95
1992                                       182             146             120
1993                                       186             160             168
1994                                       266             162             210
1995                                       317             223             259

  Employment Contracts

     The following is a summary of the material provisions of the employment contract between the Company and Mr. Thiry and of employment contracts between the Company and the other named executive officers, which are substantially identical to each other except for salary.

     Mr. Thiry's contract (which was entered into in March 1996) provides for an annual salary of at least $275,000 and expires January 31, 2000. The Company may award discretionary bonuses under the contract. Mr. Thiry will receive a previously granted contingent bonus of $300,000 if the Company's earnings per share reach $1.25 for the fiscal year ending November 30, 1996, subject to Board approval, and if he is employed as its Chief Executive Officer throughout the 1996 fiscal year. Mr. Thiry's contract contains nondisclosure, noncompetition and nonsolicitation covenants. The Company may terminate employment upon 30 days' written notice (i) upon Mr. Thiry's breach of the contract or neglect of his duties; (ii) for cause or (iii) upon his permanent disability. The contract terminates immediately upon his death. If employment terminates due to Mr. Thiry's permanent disability or death, the Company will be obligated to pay an amount equal to one year's salary computed at a rate of at least $300,000, plus the contingent bonus amount without regard as to whether the contingencies have occurred. If Mr. Thiry terminates due to the Company's breach of the contract, he will be entitled to receive an amount equal to one and one half of his annual salary computed at a rate of at least $300,000 per annum, plus one and one half of the discretionary bonuses actually awarded during the prior fiscal year. If employment terminates within one year of a change of control other than for Mr. Thiry's breach or neglect or termination for cause, Mr. Thiry will receive payments and benefits, which include (a) a payment equal to 2.99 times the sum of his annual salary computed at a rate of at least $300,000 per annum and any discretionary bonus paid for the fiscal year immediately preceding the change of control; (b) a payment equal to the contingent bonus as to which the contingencies will be waived; (c) continuation of existing or comparable life and health insurance coverage for three years; (d) acceleration of the exercisability of stock options and related stock appreciation rights and vesting of any other stock related awards; and (e) use of office facilities for one year. Under the contract a "change of control" means a change of control that would be required to be reported pursuant to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934, as amended. A "change of control" is deemed to have occurred if (i) any Person (as defined in the contract) becomes the beneficial owner, directly or indirectly, of at least 30% of the combined voting power of the Company's outstanding securities, or (ii) during any consecutive two year period individuals who at the beginning of such period constitute the Board of Directors cease to constitute at least a majority thereof, unless the election of other directors has been approved in advance by at least two-thirds of the directors at the beginning of such period.

     The Company also has employment contracts with Messrs. Barry and Blackwelder and Ms. Zumwalt which provide for salaries, which are subject to annual review by the Board of Directors. The Company may terminate employment at any time by giving not less than 30 days' written notice and immediately for cause (as defined in the contracts). Under the contracts the executives are eligible to receive bonuses, stock options and other forms of incentive compensation and will also be eligible to participate in employee benefit and fringe benefit programs. The executives' contracts contain nondisclosure, nonsolicitation and noninterference covenants. If employment terminates within two years after a change in control of the Company, other than for cause, such executive will be entitled to receive certain payments and benefits which include, for Mr. Barry and Ms. Zumwalt, a payment equal to 2.99 times the base compensation being paid at the time of the change of control, and for Mr. Blackwelder, two times the base compensation being paid at the time of the change of control, and acceleration of the exercisability of stock options and related stock appreciation rights. For purposes of the contracts, a "change in control" means (1) any person becoming the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's voting securities; (2) a change in the composition of the Board of Directors as a result of which fewer than two-thirds of incumbent directors had been directors 24 months prior to such change or were elected or nominated with the affirmative votes of directors who had been directors 24 months prior to such change; and
(3) a change in control required to be reported pursuant to Item 6(e) of
Schedule 14A under the Securities Exchange Act of 1934, as amended.

     The Company also has an employment contract with Mr. Prosek which provides for a salary which is subject to annual review by the Board of Directors. During the first two years of the employment contract, Mr. Prosek may be terminated only for cause. Thereafter, the Company may terminate employment at any time by giving not less than 90 days' written notice and upon 75 days written notice for cause or for disability. Under the contract, Mr. Prosek is eligible to receive bonuses, stock options and other forms of incentive compensation and will also be eligible to participate in employee benefit and fringe benefit programs. The employment contract provides that the Company may not require Mr. Prosek to relocate for two years. His contract contains nondisclosure, nonsolicitation and noninterference covenants. Mr. Prosek may terminate the contract upon a change in control of the Company and will be entitled to receive certain payments and benefits which include a payment equal to one times the base compensation being paid at the time of the change of control and acceleration of the exercisability of stock options and related stock appreciation rights. For purposes of the contract, a "change in control" means (1) any person becoming the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's voting securities; (2) a change in the composition of the Board of Directors as a result of which fewer than two-thirds of incumbent directors had been directors 24 months prior to such change or were elected or nominated with the affirmative votes of directors who had been directors 24 months prior to such change; (3) a change in control required to be reported pursuant to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934, as amended; and
(4) the Company discontinues or sells its asthma and allergy business.

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S REVISED 1989
                              STOCK INCENTIVE PLAN

     In November 1995, the Board of Directors amended the Company's Revised 1989 Stock Incentive Plan (the "1989 Plan"), subject to approval by the stockholders, to eliminate the automatic grant of nonstatutory stock options ("NSOs") or restricted stock for attendance at committee meetings subsequent to the 1996 Annual Meeting and to provide for the automatic grant of restricted stock as a portion or all of the annual retainer for serving as a chairperson of a committee.

     An explanation of the 1989 Plan and a summary of the changes are set forth below. A copy of the full plan may be obtained by stockholders by contacting Charles W. Ott by phone or in writing at the offices of the Company, 400 Primrose, Suite 200, Burlingame, California 94010, telephone 415-348-8200. The following summary is qualified in its entirety by referral to the plan document itself, which is incorporated herein by reference.

     Summary of the Plan. Options may include NSOs as well as Incentive Stock Options ("ISOs"). The term of an ISO cannot exceed 10 years and the exercise price of an ISO must be equal to or greater than the fair market value of the common stock on the date of grant. The 1989 Plan permits the grant of NSOs with an exercise price of at least 50% of fair market value on the date of grant. However, to date the Company has not granted NSOs below fair market value. The closing price per share of the Company's Common Stock as reported on the New York Stock Exchange on March 20, 1996 was $29.00.

     The exercise price of any NSO may be paid in any lawful form permitted by the Compensation Committee (the "Committee") and, for an ISO, by the stock option agreement. Permitted forms include, without limitation, cash, the surrender of shares of Common Stock or restricted shares owned by the optionee more than six months, or such lesser period as may be required by the Committee, or by giving "exercise/sale" or "exercise/pledge" directions.

     SARs may also be granted under the Plan. An SAR permits the participant to elect to receive any appreciation in the value of the underlying stock from the Company in cash. The amount payable on exercise of an SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price. SARs may only be granted in conjunction with options, and may only be exercised to the extent that the option to which the SAR is attached is exercisable. An SAR can only be granted in conjunction with an ISO at the time of ISO grant, but can be granted in conjunction with a NSO at any time that is at least six months before the expiration of the NSO.

     An SAR may be exercised by written notice to the Company, and will be deemed exercised if it has value, i.e., option exercise price exceeds fair market value, on the date when the attached option expires without exercise. Upon exercise of an SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. All options and SARs are nontransferable prior to the optionee's death.

     The Committee selects the key employees of the Company who will receive awards, and determines the size of the award, the vesting period, term and other conditions. Key employees and nonemployee directors of the Company are eligible to participate in the 1989 Plan, although ISOs may be granted only to employees and the participation of nonemployee directors is limited to automatic annual grants of NSOs and automatic grants of NSOs and restricted stock for attendance at committee meetings as described below. As of March 21, 1996 there were 213 persons participating in the 1989 Plan.

     Proposed Amendment. Currently the 1989 Plan authorizes automatic grants of NSOs and restricted stock for the attendance by nonemployee directors at committee meetings. The Company proposes to amend the 1989 Plan to delete this provision effective at and after the 1996 Annual Meeting, such that fees for attending committee meetings thereafter will be payable solely in cash. The Company also proposes to amend the 1989 Plan effective at and after the 1996 Annual Meeting to provide for the automatic grant of restricted stock to nonemployee directors in the amount set forth below in satisfaction of all or the specified portion of the annual retainer for the chairs of the committees listed below.

                                                                         VALUE OF
                                                                  RESTRICTED COMMON STOCK
                                                                    GRANTED FOR ANNUAL
                                                                       RETAINERS(1)
                                                                  -----------------------
    Chair of the Compensation Committee.........................          $20,000(2)
    Chair of the Audit Committee................................          $20,000
    Chair of the Governance Committee...........................          $20,000
    Chair of the Clinical Quality...............................          $10,000

---------------
(1) The Restricted Common Stock vests after six months and the number of shares granted will be based on the fair market value of the Company's Common Stock on the date of grant, which will be the date of the Company's Annual Meeting. No fractional shares will be issued, with amounts rounded down to the next number of whole shares.

(2) This amount represents fifty percent of the annual retainer, with the remainder payable in cash.

     Each nonemployee member of the Board of Directors of the Company currently receives, and will continue to receive, an automatic annual grant of an NSO for 5,062 shares of the Company's Common Stock and a tandem LSAR which is exercisable only upon change of control of the Company. These automatic grants are made on and as of the first day of December of each year during the term of the director. The option price is the fair market value of the Company's Common Stock on the date of each annual grant. The term of such option is ten years. NSOs and SARs so granted to nonemployee directors will otherwise be subject to all the terms and conditions of the 1989 Plan. All NSOs granted to nonemployee directors are exercisable in full on the date of grant.

     New Stock Plan Benefits. The number of NSOs, SARs or restricted stock to be received by each nonemployee director is fixed under the 1989 Plan and may not be amended more frequently than once every six months.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the amended Revised 1989 Stock Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment of the Company's Revised 1989 Stock Incentive Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S REVISED 1989 STOCK INCENTIVE PLAN.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors intends to reappoint Ernst & Young as independent accountants to audit the financial statements of the Company for the current fiscal year.

     A representative of Ernst & Young is expected to attend the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     Compliance With Section 16(a) of the Exchange Act. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they are not required to file Form 5 for the fiscal year ended December 31, 1995, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 1995, except John Morse filed his Form 3 in fiscal 1994 approximately two months late, Messrs. Barry, Holcomb, Thiry, Castaldi, Malkmus, Morse and Ms. Zumwalt filed their Form 5s for fiscal 1994 approximately three days late; and Mr. Prosek filed his Form 3 approximately 23 days late.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne in full by the Company, and in the event an insufficient number of proxies are received to constitute a quorum, there will be further solicitation of stockholders by mail, telephone or oral communication. The Company will also request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and annual report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                  TIME FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the next annual meeting which will take place on or about May 2, 1997, must be received by the Company for inclusion in its proxy statement not later than November 27, 1996, unless such meeting date is changed by more than 30 calendar days, in which case such proposals must be received a reasonable time prior to mailing of the proxy statement.

                                          By Order of the Board of Directors

                                         LEANNE M. ZUMWALT
                                              Secretary

                                  DETACH HERE                              VIV 2

                                     PROXY

                               VIVRA INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 1996

        The undersigned hereby appoints Kent J. Thiry, LeAnne M. Zumwalt, and
P Charles W. Ott, and each of them, the attorneys and proxies of the R undersigned with full right of substitution to vote as designated below all O the shares of VIVRA INCORPORATED common stock held of record by the X undersigned on March 21, 1996, at the annual meeting of stockholders of the Y Corporation to be held on May 2, 1996 at 4:00 p.m. and at all adjournments thereof with the same force and effect as the undersigned might or could do, if personally present at the meeting.

        Management knows of no other matters which may properly be, or which are likely to be, brought before the meeting. However, if any of the matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters.

        This proxy when properly executed will be voted in the manner directed by the undersigned stockholder.

        The proxies appointed may act by a majority of them present at the meeting or if only one is present by that one.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

                                  DETACH HERE                             VIV 3


/X/    Please mark
       votes as in
       this example.

       IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND IN FAVOR OF THE AMENDMENT OF THE REVISED 1989 STOCK INCENTIVE PLAN, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

       1. Election of Directors
       Nominees:  Alan R. Hoops, David L. Lowe
                  and John M. Nehra

                  / / FOR         / / WITHHELD
                      ALL             FROM ALL
                      NOMINEES        NOMINEES

       / / _____________________________________________
       Vote withheld for above named nominee or nominees


       2. Stock Incentive Plan amendment:
                                          FOR       AGAINST    ABSTAIN
          Amendment of the Revised        / /         / /        / /
            1989 Stock Incentive Plan


                                               MARK HERE
                                               FOR ADDRESS  / /
                                               CHANGE AND
                                               NOTE AT LEFT


                Please sign exactly as name appears on stock certificates. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign in full corporate name by authorized officer. Joint owners should each sign personally.



Signature:__________________ Date_____    Signature:__________________ Date_____

                               VIVRA INCORPORATED

                        REVISED 1989 STOCK INCENTIVE PLAN

                              (Amended and Restated
                             Effective May 2, 1996)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.             INTRODUCTION........................................    1

ARTICLE 2.             ADMINISTRATION.......................................   1
 2.1     The Committee......................................................   1
 2.2     Committee Responsibilities.........................................   1

ARTICLE 3.             LIMITATION ON AWARDS.................................   2

ARTICLE 4.             ELIGIBILITY.........................................    2
 4.1     General Rule.......................................................   2
 4.2     Non-Employee Directors.............................................   2
 4.3     Ten-Percent Stockholders...........................................   3
 4.4     Attribution Rules..................................................   3
 4.5     Outstanding Stock..................................................   3

ARTICLE 5.             OPTIONS..............................................   4
 5.1     Stock Option Agreement.............................................   4
 5.2     Options Nontransferable............................................   4
 5.3     Number of Shares...................................................   4
 5.4     Exercise Price.....................................................   4
 5.5     Exercisability and Term............................................   4
 5.6     Effect of Change in Control........................................   5
 5.7     Modification, Extension and Renewal of

         Options...........................................................    5
 5.8     Restrictions on Transfer of Common Shares.........................    5

ARTICLE 6.             PAYMENT FOR OPTION SHARES...........................    5
 6.1     General Rule......................................................    5
 6.2     Surrender of Stock................................................    6
 6.3     Exercise/Sale.....................................................    6
 6.4     Exercise/Pledge...................................................    6
 6.5     Other Forms of Payment............................................    6

ARTICLE 7.             STOCK APPRECIATION RIGHTS...........................    6
 7.1     Grant of SARs.....................................................    6
 7.2     Manner of Exercise of SARs........................................    7
 7.3     Special Holding Period............................................    7
 7.4     Special Exercise Window...........................................    7
 7.5     Limited SARs......................................................    7

ARTICLE 8.             RESTRICTED SHARES AND STOCK UNITS...................    7
 8.1     Time, Amount and Form of Awards...................................    7
 8.2     Payment for Awards................................................    8
 8.3     Vesting Conditions................................................    8
 8.4     Form of Settlement of Stock Units.................................    8
 8.5     Time of Settlement of Stock Units.................................    8
 8.6     Death of Recipient................................................    9

                                                                            Page
                                                                            ----

ARTICLE 9.             VOTING RIGHTS AND DIVIDENDS OR DIVIDEND

                       EQUIVALENTS........................................     9

 9.1     Restricted Shares................................................     9
 9.2     Stock Units......................................................     9

ARTICLE 10.            PROTECTION AGAINST DILUTION........................     9
 10.1    General..........................................................     9
 10.2    Reorganizations..................................................    10
 10.3    Reservation of Rights............................................    10

ARTICLE 11.            LIMITATION OF RIGHTS...............................    10
 11.1    Employment Rights................................................    10
 11.2    Stockholders' Rights.............................................    10
 11.3    Creditors' Rights................................................    10
 11.4    Government Regulations...........................................    11

ARTICLE 12.            LIMITATION ON PAYMENTS.............................    11
 12.1    Basic Rule.......................................................    11
 12.2    Reduction of Payments............................................    11
 12.3    Overpayments and Underpayments...................................    12
 12.4    Related Corporations.............................................    12

ARTICLE 13.            WITHHOLDING TAXES..................................    12
 13.1    General..........................................................    12
 13.2    Nonstatutory Options, Restricted Shares or

         Stock Units.......................................................   13

ARTICLE 14.            ASSIGNMENT OR TRANSFER OF AWARD.....................   13

ARTICLE 15.            FUTURE OF THE PLAN..................................   13
 15.1    Term of the Plan..................................................   13
 15.2    Amendment or Termination..........................................   13
 15.3    Effect of Amendment or Termination................................   13

ARTICLE 16.            DEFINITIONS.........................................   14
 16.1    Award.............................................................   14
 16.2    Award Year........................................................   14
 16.3    Board.............................................................   14
 16.4    Change in Control.................................................   14
 16.5    Code..............................................................   14
 16.6    Committee.........................................................   15
 16.7    Common Share......................................................   15
 16.8    Company...........................................................   15
 16.9    Exchange Act......................................................   15
 16.10                 Exercise Price......................................   15
 16.11                 Fair Market Value...................................   15
 16.12                 ISO.................................................   15
 16.13                 Key Employee........................................   15
 16.14                 Non-Employee Director...............................   16
 16.15                 NSO.................................................   16
 16.16                 Option..............................................   16
 16.17                 Optionee............................................   16

                                                                            Page
                                                                            ----
 16.18                 Participant..........................................  16
 16.19                 Plan.................................................  16
 16.20                 Restricted Share.....................................  16
 16.21                 SAR..................................................  16
 16.22                 Stock Award Agreement................................  16
 16.23                 Stock Option Agreement...............................  16
 16.24                 Stock Unit...........................................  16
 16.25                 Subsidiary...........................................  16

ARTICLE 17.            EXECUTION............................................  17

                               VIVRA INCORPORATED

                        REVISED 1989 STOCK INCENTIVE PLAN

                         (Amended and Restated Effective
                                  May 2, 1996)

ARTICLE 1. INTRODUCTION.

     The Plan was adopted by the Board and approved by the Company's sole stockholder, Community Psychiatric Centers, on June 22, 1989. The purpose of the Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging Non-Employee Directors and Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors and Key Employees with exceptional qualifications and (c) linking Non-Employee Directors and Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, stock appreciation rights or Options, which may constitute incentive stock options or nonstatutory stock options. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     This amended and restated Plan changes the provisions for the grant of NSOs and Restricted Shares to Non-Employee Directors.

ARTICLE 2. ADMINISTRATION.

     2.1 The Committee. The Plan shall be administered by the Committee appointed by the Board. The Committee shall have membership composition which enables the Plan to qualify under Rule 16b-3 with regard to the grant of Awards to persons who are subject to section 16 of the Exchange Act. A member of the Committee shall not be eligible to receive any Award under the Plan, other than Options and Restricted Shares granted under Section 4.2.

     2.2 Committee Responsibilities. The Committee shall select the Key Employees who are to receive Awards under the Plan, determine in its sole discretion the amount, price, vesting requirements, terms and other conditions of such Awards, interpret the Plan, and make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. LIMITATION ON AWARDS.

     The aggregate number of Common Shares subject to Restricted Shares, Stock Units and Options awarded under the Plan shall not exceed 4,253,591. If any Restricted Shares are forfeited before dividends have been paid, if any Options or Stock Units are forfeited or if any Options or Stock Units terminate for any other reason before being exercised, then such Restricted Shares, Stock Units or Options shall again become available for Awards under the Plan. Also, if Options are surrendered upon the exercise of related SARs, then such Options shall be restored to the pool available for Awards. Any dividend equivalents distributed in the form of shares of Common Stock under the Plan shall be applied against the number of shares of Common Stock available for Awards. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 10. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

ARTICLE 4. ELIGIBILITY.

     4.1 General Rule. Except as provided in Section 4.2, only Key Employees shall be eligible for designation as Participants by the Committee.

     4.2 Non-Employee Directors. Non-Employee Directors shall be entitled to receive the NSOs, SARs and Restricted Shares described in this Section 4.2.

     (a) Each Non-Employee Director shall receive an NSO covering 3,375 Common Shares for each Award Year with respect to which he or she serves as a Non-Employee Director on the grant date described in subsection (c) below;

     (b) The Non-Employee Directors set forth below shall receive a grant of Restricted Shares at each regular annual meeting in satisfaction of all or a portion of their annual retainer, otherwise paid in cash. The Restricted Shares will have a Fair Market Value on the date of the annual meeting in the amounts set forth below. The number of Restricted Shares shall be rounded down to the next number of whole shares:

     Chair of the Compensation Committee..........................$20,000
     Chair of the Audit Committee.................................$20,000
     Chair of the Governance Committee............................$20,000
     Chair of Clinical Quality....................................$10,000

        (c) The NSO for a particular Award Year shall be granted to each Non-Employee Director as of December 1 each year;

        (d) Each NSO shall be exercisable in full at all times during its term; Restricted Shares shall not vest until 6 months after the date of grant;

        (e) The term of each NSO shall be 10 years; provided, however, that any unexercised NSO shall expire thirty days after the date that the Optionee ceases to be a Non-Employee Director or a Key Employee for any reason other than death or disability. If an Optionee ceases to be a Non-Employee Director or a Key Employee on account of death or disability, any unexercised NSO shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such Director.

        (f) The Exercise Price under each NSO shall be equal to the Fair Market Value on the date of grant and shall be payable in accordance with Section 6; and

        (g) Each NSO other than those specified in subsection (b) shall include a related limited SAR, which shall be exercisable only in the event of a Change in Control. The SAR shall be exercisable in accordance with the provisions of Section 7.

     4.3 Ten-Percent Stockholders. A Key Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     4.4 Attribution Rules. For purposes of Section 4.3, in determining stock ownership, a Key Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which the Key Employee holds an option shall not be counted.

     4.5 Outstanding Stock. For purposes of Section 4.3, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

ARTICLE 5. OPTIONS.

     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Committee may designate all or any part of an Option as an ISO, except for Options granted to Non- Employee Directors under Section 4.2.

     5.2 Options Nontransferable. Unless the Stock Option Agreement provides otherwise, no Option granted under the Plan shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Unless the Stock Option Agreement provides otherwise, an Option may be exercised during the lifetime of the Optionee only by him or her. Unless the Stock Option Agreement provides otherwise, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         5.3 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. No Key Employee who is an Optionee shall be granted Options covering more than 250,000 Common Shares during any Award Year.

     5.4 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3. The Exercise Price under an NSO shall not be less than fifty percent (50%) of the Fair Market Value on the date of grant of the Common Shares subject to such NSO, except as otherwise provided in Section 4.2. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

     5.5 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term of an ISO shall in no event exceed 10 years from the date of grant, and Section 4.3 may require a shorter term. Subject to Sections 7.3 and 7.4 and the preceding sentence, the Committee shall determine when all or any part of an Option (and any SARs included therein) is to become exercisable and when such Option is to expire. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment or service. Except as provided in Section 4.2, NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

     5.6 Effect of Change in Control. The Committee (at its sole discretion) may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options. The Committee (at its sole discretion) may determine, at the time of granting an Option, that any SARs included therein shall become exercisable as to the Common Shares subject to the related Option only in the event that a Change in Control occurs with respect to the Company.

     5.7 Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

     5.8 Restrictions on Transfer of Common Shares. Any Common Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Shares.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

     6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

        (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee may specify in the Stock Option Agreement that payment may be made pursuant to Section 6.2, 6.3, 6.4 or 6.5.

        (b) In the case of an NSO, other than an NSO granted pursuant to Section 4.2, the Committee may at any time accept payment pursuant to Section 6.2, 6.3, 6.4 or 6.5.

     6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have been owned by the Optionee for more than six months (or such lesser time period as may be adopted by the Committee) and which are surrendered to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. In the event that the Common Shares being surrendered are Restricted Shares that have not yet become vested, the same restrictions shall be imposed upon the new Common Shares being purchased.

     6.3 Exercise/Sale. To the extent this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.5 Other Forms of Payment. To the extent that this Section 6.5 is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

     7.1 Grant of SARs. Each Option granted under the Plan may, at the discretion of the Committee, include an SAR. No Key Employee shall be granted SARs covering more than 250,000 Common Shares during any Award Year. Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after his or her death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company a cash payment which is equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. The discretion of the Committee to include an SAR in an ISO may be exercised only at the time of the grant of such ISO. The discretion of the Committee to include an SAR in an NSO may be exercised at the time of the grant of such NSO or at any subsequent time, but not later than six months before the expiration of such NSO. If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa.

     7.2 Manner of Exercise of SARs. An SAR may be exercised by written notice to the Company. Subject to Sections 7.3 and 7.4, it may be exercised to the extent, and only to the extent, that the Option in which it is included is exercisable. If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion.

     7.3 Special Holding Period. To the extent required by section 16 of the Exchange Act or any rule thereunder, an SAR shall not be exercised unless both it and the related Option have been outstanding for more than six months. If the Stock Option Agreement so provides, this Section 7.3 shall not apply in the event of the Optionee's death or disability.

     7.4 Special Exercise Window. To the extent required by section 16 of the Exchange Act or any rule thereunder, an SAR may only be exercised during a period which (a) begins on the third business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (b) ends on the 12th business day following such date. This Section
7.4 shall not apply if the exercise occurs automatically on the date when the related Option expires, and the Committee may determine that it shall not apply to limited SARs granted under Section 7.5.

     7.5 Limited SARs. An Option granted under the Plan may, at the discretion of the Committee, provide that it will be exercisable as an SAR only in the event of a Change in Control.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS.

     8.1 Time, Amount and Form of Awards. The Committee may grant Restricted Shares or Stock Units with respect to an Award Year during such Award Year or at any time thereafter. The amount of each Award of Restricted Shares or Stock Units shall be determined by the Committee. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both, as the Committee shall determine at its sole discretion at the time of the grant. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised.

     8.2 Payment for Awards. To the extent that an Award is granted in the form of Restricted Shares (other than treasury shares), the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of Award recipients.

     8.3 Vesting Conditions. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. The Committee shall select the vesting conditions, which may be based upon the Participant's service, the Participant's performance, the Company's performance or such other criteria as the Committee may adopt. A Stock Award Agreement may also provide for accelerated vesting in the event of the Participant's death, disability or retirement. The Committee (at its sole discretion) may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

     8.4 Form of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both, as the Committee shall determine at or before the time when distribution commences. The Committee may designate a method of converting Stock Units into cash, including (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

     8.5 Time of Settlement of Stock Units. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The Committee shall determine when all or any part of an Award of Stock Units is to be distributed, and it may modify its original determination with respect to the time of distribution at any time before settlement of the Stock Units is completed. The Committee may also permit Participants to request a deferral of any distribution under this
Section 8.5. In the case of any deferred distribution, the Committee may increase the amount of such distribution by an interest factor or by dividend equivalents, as it deems appropriate.

     8.6 Death of Recipient. Any Stock Units Award which becomes payable after the recipient's death shall be delivered or distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award which becomes payable after the recipient's death shall be delivered or distributed to the recipient's estate. The Committee, at its sole discretion, shall determine the form and time of any distribution(s) to a recipient's beneficiary or estate.

ARTICLE 9. VOTING RIGHTS AND DIVIDENDS OR DIVIDEND EQUIVALENTS.

     9.1 Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders.

         9.2 Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. The Committee shall determine at what time(s) any dividend equivalents are to be distributed. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid on or about the date when dividends on Common Shares are paid shall be subject to the same conditions and restrictions (including, without limitation, any forfeiture conditions) as the Stock Units to which they attach. The Committee, at its sole discretion, shall make all determinations relating to dividend equivalents.

ARTICLE 10. PROTECTION AGAINST DILUTION.

     10.1 General. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Stock Units available for future

Awards under Articles 3 and 4, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option.

     10.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

     10.3 Reservation of Rights. Except as provided in this Article 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11. LIMITATION OF RIGHTS.

     11.1 Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, and for any reason, subject only to a written employment agreement (if any).

     11.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

     11.3 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

     11.4 Government Regulations. Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award until such time as:

        (a) Any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities laws; and

        (b) Satisfactory assurances have been received that such Common Shares, when issued, will be duly listed on the New York Stock Exchange or any other securities exchange on which Common Shares are then listed.

ARTICLE 12. LIMITATION ON PAYMENTS.

     12.1 Basic Rule. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided, however, that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     12.2 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     12.3 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     12.4 Related Corporations. For purposes of this Article 12, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 13. WITHHOLDING TAXES.

     13.1 General. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

     13.2 Nonstatutory Options, Restricted Shares or Stock Units. The Committee may permit an Optionee who exercises NSOs, or who receives Awards of Restricted Shares or Stock Units, to satisfy all or part of his or her withholding tax obligations by delivering Common Shares or by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her under such Awards. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by delivering or surrendering Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14. ASSIGNMENT OR TRANSFER OF AWARD.

     Except to the extent the Award agreement provides otherwise, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this
Article 14 shall be void. However, this Article 14 shall not preclude (i) a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant's death, or (ii) a transfer by will or by the laws of descent and distribution.

ARTICLE 15. FUTURE OF THE PLAN.

     15.1 Term of the Plan. This amended and restated Plan shall become effective on May 2, 1996 subject to shareholder approval of the Plan at the annual meeting of stockholders held on that date. If approved, the Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after June 21, 1999.

     15.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. However, any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. The provisions of Section 4.2 relating to Non-Employee Directors may not be amended more than once every six months, except to comply with changes to the Code or ERISA.

     15.3 Effect of Amendment or Termination. No Awards shall be made under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option, Restricted Share or Stock Unit previously granted under the Plan.

ARTICLE 16. DEFINITIONS.

     16.1 "Award" means any award of an Option (with or without a related SAR), a Restricted Share or a Stock Unit under the Plan.

     16.2 "Award Year" means a fiscal year beginning December 1 and ending November 30 with respect to which an Award may be granted.

     16.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     16.4 "Change in Control" means the occurrence of any of the following events:

        (a) A change in control required to be reported pursuant to Item 6(e) of
     Schedule 14A of Regulation 14A under the Exchange Act;

        (b) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

        (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     16.5 "Code" means the Internal Revenue Code of 1986, as amended.

     16.6 "Committee" means the Committee of the Board that is authorized to administer the Plan, as constituted from time to time.

     16.7 "Common Share" means one share of the common stock of the Company.

     16.8 "Company" means Vivra Incorporated, a Delaware corporation.

     16.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     16.10 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     16.11 "Fair Market Value" means the market price of a Common Share, determined by the Committee as follows:

        (a) If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

        (b) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq National Market system for such date;

        (c) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq National Market system for such date; and

        (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     16.12 "ISO" means an incentive stock option described in section 422(b) of the Code.

     16.13 "Key Employee" means a key common-law employee of or consultant to the Company or any Subsidiary, as determined by the Committee. A consultant may also include a Non-Employee Director who is not serving on the Committee.

     16.14 "Non-Employee Director" means a member of the Board who is not a common-law employee.

     16.15 "NSO" means an employee stock option not described in sections 422 through 424 of the Code.

     16.16 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share. The term "Option" includes a Substitute Option.

     16.17 "Optionee" means an individual or his or her estate that holds an Option.

     16.18 "Participant" means a Non-Employee Director or Key Employee who has received an Award.

     16.19 "Plan" means this Vivra Incorporated Revised 1989 Stock Incentive Plan, as it may be amended from time to time.

     16.20 "Restricted Share" means a Common Share awarded to a Participant under the Plan.

     16.21 "SAR" means a stock appreciation right granted under the Plan as part of an Option or as a subsequent addition to an Option.

     16.22 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

     16.23 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

     16.24 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share and awarded to a Participant under the Plan.

     16.25 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 17. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute the Plan in its name and on its behalf as of
March    , 1996.

                                       VIVRA INCORPORATED

                                       By
                                         ---------------------------

                                       Its
                                          --------------------------